UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2019

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1993 (§230.405 of this chapter) or Rule 12B-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01          OTHER EVENTS.

On February 12, 2019, Simon Property Group, Inc. (NYSE: SPG) issued a press release announcing that the Company’s Board of Directors authorized a new common stock repurchase program.  Under the new program, the Company may purchase up to $2 billion of its common stock over the next 24 months, as market conditions warrant.  The shares may be repurchased in the open market or in privately negotiated transactions. This new $2 billion program replaces the previous program that had been scheduled to expire on March 31, 2019 of which approximately $633 million was available.

A copy of the press release announcing the new repurchase program is attached hereto as Exhibit 99.1, and is incorporated by reference and constitutes a part of this report.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
Exhibit 99.1	Press release, dated February 12, 2019, issued by Simon Property Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 12, 2019

SIMON PROPERTY GROUP, INC.

By:	/s/ Steven E. Fivel
Steven E. Fivel
General Counsel and Secretary